Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-217178) and related Prospectus of Griffin Capital Essential Asset REIT, Inc.

(2)	Registration Statement (Form S-8 No. 333-231816) pertaining to the Employee and Director Long-Term Incentive Plan of Griffin Capital Essential Asset REIT, Inc.

of our report dated March 3, 2020, with respect to the consolidated financial statements and schedule of Griffin Capital Essential Asset REIT, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young, LLP

Los Angeles, California
March 3, 2020